Exhibit 23
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-99112 and 333-6859 of Monterey Bay Bancorp, Inc. on Form S-8 of our report dated February 8, 2001, appearing in this Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

San Francisco, California
March 22, 2001